(g)(3)(i)

June 4, 2008

Ms. Katherine Dinella

Vice President

The Bank of New York Mellon - Securities Lending

32 Old Slip, 15th Floor

New York, NY 10286

Dear Ms. Dinella:

Pursuant to the terms and conditions of the Securities Lending Agreement and Guaranty dated August 7, 2003 and the Subscription Agreement dated August 8, 2003 (the “Agreements”), we hereby notify you of the addition of ING Corporate Leaders 100 Fund, ING Russell™ Global Large Cap Index 85% Portfolio, ING Global Equity Option Portfolio and ING Van Kampen Global Tactical Asset Allocation Portfolio (collectively, the “Portfolios”) to be included on the Amended Exhibit A to the Agreements. This Amended Exhibit A supersedes the previous Amended Exhibit A dated April 28, 2008 and is attached hereto.

In addition, the Amended Exhibit A has been updated to reflect 1) the name change of ING Global Income Builder Fund to ING Global Target Payment Fund, the name change of ING VP Global Science and Technology Portfolio to ING BlackRock Global Science and Technology Portfolio, the name change of ING VP Growth Portfolio to ING Opportunistic LargeCap Growth Portfolio, and the name change of ING VP Value Opportunity Portfolio to ING Opportunistic LargeCap Value Portfolio and 2) the removal of ING EquitiesPlus Portfolio and ING VP Global Equity Dividend Portfolio because each series liquidated and dissolved, and the removal of ING Van Kampen Large Cap Growth Portfolio, ING Mid Cap Growth Portfolio, ING Global Technology Portfolio, ING UBS U.S. Allocation Portfolio, ING JPMorgan International Portfolio, ING Legg Mason Partners LargeCap Growth Portfolio, ING Lord Abbett U.S. Government Securities Portfolio, and ING Neuberger Berman Regency Portfolio because each series merged away.

Please signify your acceptance to provide services under the Agreements with respect to the Portfolios by signing below. If you have any questions, please contact me at (480) 477-2190.

Sincerely,

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President
ING Investors Trust
ING Series Fund, Inc.
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:
The Bank of New York Mellon

By:	/s/ William P. Kelly
Name:	William P. Kelly
Title:	Managing Director, Duly Authorize

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Investors Trust ING Series Fund, Inc. ING Variable Portfolios, Inc.

AMENDED EXHIBIT A

with respect to the

SECURITIES LENDING AGREEMENT AND GUARANTY AND

SUBSCRIPTION AGREEMENT

Fund	BNY Account Number (domestic/global)
ING Asia Pacific High Dividend Equity Income Fund	470269

ING Equity Trust
ING Equity Dividend Fund	471164
ING Fundamental Research Fund	464290
ING Index Plus LargeCap Equity Fund	464713
ING Index Plus LargeCap Equity Fund II	464714
ING Index Plus LargeCap Equity Fund III	464715
ING Index Plus LargeCap Equity Fund IV	464716
ING Index Plus LargeCap Equity Fund V	464717
ING Index Plus LargeCap Equity Fund VI	464718
ING Index Plus LargeCap Equity Fund VII	TBD
ING Index Plus LargeCap Equity Fund VIII	TBD
ING Index Plus LargeCap Equity Fund IX	TBD
ING Index Plus LargeCap Equity Fund X	TBD
ING Index Plus LargeCap Equity Fund XI	TBD
ING Index Plus LargeCap Equity Fund XII	TBD
ING LargeCap Growth Fund	464733
ING LargeCap Value Fund	454702
ING MidCap Opportunities Fund	464741
ING Opportunistic LargeCap Fund	464288
ING Real Estate Fund	464746
ING SmallCap Opportunities Fund	464743
ING SmallCap Value Multi-Manager Fund	464788
ING Value Choice Fund	464786

ING Funds Trust
ING Classic Money Market Fund	464008
ING High Yield Bond Fund	464010
ING Institutional Prime Money Market Fund	464048
ING Intermediate Bond Fund	464006
ING National Tax-Exempt Bond Fund	464002
ING Global Advantage and Premium Opportunity Fund	464792 domestic 464790 global 464791 composite
ING Global Equity Dividend and Premium Opportunity Fund	464767

Fund	BNY Account Number (domestic/global)
ING Infrastructure Development Equity Fund	471149

ING International High Dividend Equity Income Fund	471088

ING Investors Trust
ING AllianceBernstein Mid Cap Growth Portfolio	058102
ING American Funds Asset Allocation Portfolio	471146
ING American Funds Bond Portfolio	471173
ING American Funds Growth Portfolio	464755
ING American Funds Growth-Income Portfolio	464753
ING American Funds International Portfolio	464761
ING BlackRock Large Cap Growth Portfolio	279607
ING BlackRock Large Cap Value Portfolio	279608
ING BlackRock Inflation Protected Bond Portfolio	470551
ING Capital Guardian U.S. Equities Portfolio	058221
ING Disciplined Small Cap Value Portfolio	464711
ING Evergreen Health Sciences Portfolio	464704
ING Evergreen Omega Portfolio	464706
ING Franklin Income Portfolio	464703
ING Franklin Mutual Shares Portfolio	470549
ING Franklin Templeton Founding Strategy Portfolio	470550
ING Focus 5 Portfolio	Composite – 471087 Large Cap Market 10 –471096 U.S. Blue-Chip 10 – 471094 Int’l Blue-Chip 75 – 471144 Small Cap 40 – 471170 25 Fund – 471098
ING Global Real Estate Portfolio	464280
ING Global Resources Portfolio	058085
ING Goldman Sachs Commodity Strategy Portfolio	471201
ING International Growth Opportunities Portfolio	279604
ING Janus Contrarian Portfolio	058401/279601
ING JPMorgan Emerging Markets Equity Portfolio	058096
ING JPMorgan Small Cap Core Equity Portfolio	279610
ING JPMorgan Value Opportunities Portfolio	464582
ING Julius Baer Foreign Portfolio	279606
ING Legg Mason Value Portfolio	058400/279600
ING LifeStyle Aggressive Growth Portfolio	464998
ING LifeStyle Conservative Portfolio	471092
ING LifeStyle Growth Portfolio	464996
ING LifeStyle Moderate Growth Portfolio	464994
ING LifeStyle Moderate Portfolio	464992
ING Limited Maturity Bond Portfolio	058082
ING Liquid Assets Portfolio	058081
ING Lord Abbett Affiliated Portfolio	058220
ING Marsico Growth Portfolio	058101
ING Marsico International Opportunities Portfolio	464576
ING MFS Total Return Portfolio	058100
ING MFS Utilities Portfolio	464584

Fund	BNY Account Number (domestic/global)
ING Multi-Manager International Small Cap Portfolio	Fund – 471209 Schroder Sleeve – 471203 American Century Sleeve - 471327
ING Oppenheimer Main Street Portfolio®	058099
ING PIMCO Core Bond Portfolio	058103
ING PIMCO High Yield Portfolio	464018
ING Pioneer Equity Income Fund	470567
ING Pioneer Fund Portfolio	464578
ING Pioneer Mid Cap Value Portfolio	464580
ING Stock Index Portfolio	464701
ING T. Rowe Price Capital Appreciation Portfolio	058084
ING T. Rowe Price Equity Income Portfolio	058087
ING Templeton Global Growth Portfolio	058095
ING Van Kampen Capital Growth Portfolio	279609
ING Van Kampen Global Franchise Portfolio	279605
ING Van Kampen Global Tactical Asset Allocation Portfolio	TBD
ING Van Kampen Growth and Income Portfolio	058090
ING Van Kampen Real Estate Portfolio	058086
ING VP Index Plus International Equity Portfolio	464492
ING Wells Fargo Disciplined Value Portfolio	058088
ING Wells Fargo Small Cap Disciplined Portfolio	464795

ING Mayflower Trust
ING International Value Fund	464212

ING Mutual Funds
ING Asia-Pacific Real Estate Fund	471156
ING Disciplined International SmallCap Fund	464294
ING Diversified International Fund	464292
ING Emerging Countries Fund	464214
ING Emerging Markets Fixed Income Fund	464296
ING European Real Estate Fund	471148
ING Foreign Fund	464202
ING Global Bond Fund	464773
ING Global Equity Dividend Fund	464751
ING Global Natural Resources Fund	464210
ING Global Real Estate Fund	464220
ING Global Value Choice Fund	464218
ING Greater China Fund	464286
ING Index Plus International Equity Fund	464282
ING International Capital Appreciation Fund	464282
ING International Equity Dividend Fund	470552
ING International Growth Opportunities Fund	464206
ING International Real Estate Fund	464298
ING International SmallCap Multi-Manager Fund	464216
ING International Value Choice Fund	464278
ING International Value Opportunities Fund	465476
ING Russia Fund	464208

Fund	BNY Account Number (domestic/global)
ING Partners, Inc.
ING American Century Large Company Value Portfolio	464544
ING American Century Small-Mid Cap Value Portfolio	464502
ING Baron Asset Portfolio	464556
ING Baron Small Cap Growth Portfolio	464504
ING Columbia Small Cap Value II Portfolio	464785
ING Davis New York Venture Portfolio	464546
ING Fidelity® VIP Contrafund® Portfolio	464564
ING Fidelity® VIP Equity-Income Portfolio	464568
ING Fidelity® VIP Growth Portfolio	464570
ING Fidelity® VIP Mid Cap Portfolio	464566
ING Index Solution 2015 Portfolio	471152
ING Index Solution 2025 Portfolio	471154
ING Index Solution 2035 Portfolio	471158
ING Index Solution 2045 Portfolio	471159
ING Index Solution Income Portfolio	471151
ING JPMorgan Mid Cap Value Portfolio	464506
ING Legg Mason Partners Aggressive Growth Portfolio	464518
ING Neuberger Berman Partners Portfolio	464598
ING OpCap Balanced Value Portfolio	464542
ING Oppenheimer Global Portfolio	464508
ING Oppenheimer Strategic Income Portfolio	464548
ING PIMCO Total Return Portfolio	464510
ING Pioneer High Yield Portfolio	464032
ING Solution 2015 Portfolio	464590
ING Solution 2025 Portfolio	464594
ING Solution 2035 Portfolio	464596
ING Solution 2045 Portfolio	464574
ING Solution Growth and Income Portfolio	471082
ING Solution Growth Portfolio	471083
ING Solution Income Portfolio	464586
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	464534
ING T. Rowe Price Growth Equity Portfolio	464530
ING Templeton Foreign Equity Portfolio	464200
ING Thornburg Value Portfolio	464522
ING UBS U.S. Large Cap Equity Portfolio	464520
ING UBS U.S. Small Cap Growth Portfolio	464533
ING Van Kampen Comstock Portfolio	464512
ING Van Kampen Equity and Income Portfolio	464536

ING Risk Managed Natural Resources Fund	464763

ING Separate Portfolios Trust
ING SPorts Core Fixed Income Fund	470568
ING SPorts Core Plus Fixed Income Fund	470569

ING Series Fund, Inc.
Brokerage Cash Reserves	464062
ING 130/30 Fundamental Research Fund	464599

Fund	BNY Account Number (domestic/global)
ING Balanced Fund	464764
ING Corporate Leaders 100 Fund	471161
ING Global Target Payment Fund	471174
ING Global Science and Technology Fund	464750
ING Growth and Income Fund	464723
ING Index Plus LargeCap Fund	464726
ING Index Plus MidCap Fund	464727
ING Index Plus SmallCap Fund	464725
ING Money Market Fund	464064
ING Small Company Fund	464729
ING Strategic Allocation Conservative Fund	464722
ING Strategic Allocation Growth Fund	464720
ING Strategic Allocation Moderate Fund	464719
ING Tactical Asset Allocation Fund	471160

ING Strategic Allocation Portfolios, Inc.
ING VP Strategic Allocation Conservative Portfolio	464420
ING VP Strategic Allocation Growth Portfolio	464418
ING VP Strategic Allocation Moderate Portfolio	464416

ING Variable Funds
ING VP Growth and Income Portfolio	464402

ING Variable Portfolios, Inc.
ING BlackRock Global Science and Technology Portfolio	464422
ING Global Equity Option Portfolio	TBD
ING International Index Portfolio	471167
ING Lehman Brothers U.S. Aggregate Bond Index® Portfolio	471169
ING Morningstar U.S. Growth Index Portfolio	TBD
ING Opportunistic LargeCap Growth Portfolio	464404
ING Opportunistic LargeCap Value Portfolio	464424
ING Russell™ Global Large Cap Index 85% Portfolio	TBD
ING Russell™ Large Cap Index Portfolio	471172
ING Russell™ Mid Cap Index Portfolio	471168
ING Russell™ Small Cap Index Portfolio	471166
ING VP Index Plus LargeCap Portfolio	464406
ING VP Index Plus MidCap Portfolio	464408
ING VP Index Plus SmallCap Portfolio	464410
ING VP Small Company Portfolio	464414
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	471145

ING Variable Products Trust
ING VP Financial Services Portfolio	464449
ING VP High Yield Bond Portfolio	464432
ING VP International Value Portfolio	464464
ING VP MidCap Opportunities Portfolio	464444
ING VP Real Estate Portfolio	464747
ING VP SmallCap Opportunities Portfolio	464450

Fund	BNY Account Number (domestic/global)
ING VP Balanced Portfolio, Inc.	464428
ING VP Intermediate Bond Portfolio	464400
ING VP Money Market Portfolio	464412